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                              DATED 1 JULY 1996
                              -----------------


                                   BETWEEN


                           IMPCO TECHNOLOGIES INC.

                                     AND

                         ATECO AUTOMOTIVE PTY LIMITED
                             (A.C.N. 000 486 706)



                   ========================================

                               DEED OF RELEASE

                   ========================================



                                   DUNHILL
                                   MADDEN
                                   BUTLER
                                 Solicitors

                                   Sydney
                       16 Barrack Street, Sydney 2000
                        New South Wales, Australia
                          GPO Box 427, Sydney 2001
                                DX 254 SYDNEY
                          Telephone: (02) 295 9999
                        International: 612 295 9999
                             Fax: (02) 295 9990
                     E-mail: 100252.1033 at compuserve.com

                                  Ref:  MTB

                      SYDNEY     MELBOURNE     BRISBANE

      COVER

                                DEED OF RELEASE



THIS DEED is made the 1st day of July, 1996



BETWEEN IMPCO TECHNOLOGIES INC. a United States of America corporation having its principal office in the United States of America at 16804 Gridley Place, Cerritos, California (hereinafter called "IMPCO") of the one part


AND ATECO AUTOMOTIVE PTY LIMITED (ACN 000 486 706) of 634 726 Princess Highway, Tempe in the State of New South Wales in the Commonwealth of Australia (hereinafter called "ATECO") of the other part

WHEREAS:-

A. ATECO has since prior to 1969 carried on the business of distributing throughout Australia "Impco" automotive gas equipment and parts and since
     1991 pursuant to a Distribution Agreement dated 26 August 1991 between the parties hereto (hereinafter called "the Business").

B. ATECO has agreed to sell to a subsidiary of IMPCO the Business and certain assets including the full benefit of the Distribution Agreement dated 26 August 1991 between the parties hereto (hereinafter called the "Distribution Agreement").

C. The parties desire to bring to an end all matters between them and to that end to give the releases hereinafter provided upon the terms and conditions hereinafter provided

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NOW THIS DEED WITNESSES and the parties AGREE AND DECLARE as follows:

1.   INTERPRETATION

1.1  Construction

     In this document, unless the context otherwise requires:

     (a)  words importing:

          (i)   the singular include the plural and vice versa;

          (ii)  any gender include the other genders;

     (b)  any covenant or obligation:

          (i) shall bind a party and that party's legal personal representatives and successors;

          (ii) shall enure for the benefit of a party and that party's legal personal representatives, successors and assigns.

     (c) if a word or phrase is defined cognate words and phrases have corresponding definitions;

     (d)  a reference to:

          (i)   a person includes a body corporate and bodies politic;

          (ii) a person includes the legal personal representatives, successors and assigns of that person;

          (iii) a statute, ordinance, code or other law includes regulations

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                and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them made by any legislative authority;

          (iv) this or any other document includes the document as varied or replaced and notwithstanding any change in the identity of the
                parties; and

          (v)   a right includes a remedy, authority or power;

     (d) where time is to be reckoned by reference to a day or event, that day or the day of that event shall be excluded.

1.2  HEADINGS

     Headings shall be ignored in construing this document.

2.   RELEASES

2.1 In consideration of the mutual releases hereby given between the parties hereto and in consideration of this deed each of the parties hereto (the "Releasor") as separate and severable and independent obligations (to the
     intent that if any one or more of them shall be void, unenforceable or otherwise of no effect the enforceability of each other thereof shall not
     be thereby prejudiced or affected), subject to Clause 2.2 hereof, hereby releases and forever discharges the other of them (the "Releasee") from all actions claims demands rights and suits whatsoever which the
Releasor
     may have or which apart from this instrument the Releasor might have had against the Releasee in each case arising out of in relation to or concerning:

     (a) any negotiations, understandings, representations, warranties, memoranda or commitments between the parties hereto or on their behalf; and

     (b)  the Distribution Agreement.

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2.2  Nothing in this deed shall affect the right of ATECO to make or enforce any claim against IMPCO which but for this deed ATECO would have had against IMPCO in relation to a defect in a component supplied by IMPCO to
     ATECO prior to the date hereof.

3.   MISCELLANEOUS

3.1  AMENDMENT

     This document may only be varied, supplemented or replaced by a document in writing duly executed by the parties.

3.2  WAIVER AND EXERCISE OF RIGHTS

     (a) A single or partial exercise or waiver of a right relating to this document will not prevent any other exercise of that right or the exercise of any other right.

     (b) A party will not be liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

3.3  RIGHTS CUMULATIVE

     Subject to any express provision in this document to the contrary, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

3.4  FURTHER ASSURANCE

     Each party shall promptly execute all documents and do all things that another party from time to time reasonably requires of it to effect, perfect or complete the provisions of this document and transactions contemplated by it.

3.5  SEVERANCE

     Each provision of this document is severable from the others and no severance of a provision shall affect any other provision.

3.6  GOVERNING LAW

     This document is governed by and shall be construed in accordance with the laws governing the Distribution Agreement.

3.7  COUNTERPARTS

     This document may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

3.8  ENTIRE UNDERSTANDING

     (a) This document embodies the entire understanding and agreement between the parties as to the subject matter of this document.

     (b) All previous negotiations, understandings, representations, warranties, memoranda or commitments in relation to, or in any way affecting, the subject matter of this document are merged in and superseded by this document and shall be of no force or effect whatever and no party shall be liable to any other party in respect of those matters.

     (c) No oral explanation or information provided by any party to another shall:

          (i)   affect the meaning or interpretation of this document; or

          (ii) constitute any collateral agreement, warranty or understanding between any of the parties.

3.9  LEGAL COSTS

     Each party shall pay their own legal costs relating directly or indirectly to the preparation of and the performance of their obligations
     under this document and each shall be equally responsible for all stamp duty chargeable on this document.

3.10 INDEPENDENT LEGAL ADVICE

     The parties acknowledge and covenant that:

     (a) this instrument has been duly authorised and executed by each of them and is a legal valid and binding instrument of each of them enforceable against each of them in accordance with the terms hereof;

     (b) they have sought and obtained independent legal advice in relation to this instrument and their respective obligations pursuant and incidental hereto and they acknowledge to each other that prior to the execution of this instrument they were fully aware of their rights and obligations pursuant to and incidental to this instrument
          and every matter referred to or implied herein; and

     (c) each party could negotiate for the alteration of or rejection of any provision of this instrument and there was no inequality of bargaining power.

3.11 NO COMMUNICATION

     The parties agree and covenant that they will not disclose the terms of this instrument nor communicate the circumstances which are the subject of the agreement found in this instrument to any person (other than their
     shareholders and advisers).

3.12 DENIAL OF LIABILITY AND BAR TO SUIT

     The parties acknowledge that:

     (a) the consideration set out in Clause 2 is given with an express denial of liability and solely for the purpose of obtaining the releasing; and

     (b) this instrument may be pleaded by any party in bar to any proceedings, suit, claim, demand, indemnity or other proceeding now or hereafter commenced arising out of or in connection with the circumstances which are the subject matter of or are within the ambit of the releases hereby given.

AS WITNESS the parties have hereunto set their hands on the day and year first hereinbefore mentioned.

THE CORPORATE SEAL of IMPCO           )
TECHNOLOGIES INC. was herunto         )
affixed by authority of the directors )
in presence of:                       )



/s/ Todd Schock                           /s/ Michael Binetter
- ------------------------------------      -----------------------------------
Signature of Director/Secretary           Signature of Director/Secretary


Todd Alan Schock                          Michael Binetter
- ------------------------------------      -----------------------------------
Full Name of Signatory                    Full Name of Signatory





THE COMMON SEAL of ATECO              )
AUTOMOTIVE PTY LIMITED                )
(A.C.N. 000 486 706) was hereunto     )
affixed by authority of the directors )
in presence of:                       )



/s/ Neville Crichton                      /s/ Kenneth S. Scarra
- ------------------------------------      -----------------------------------
Signature of Director/Secretary           Signature of Director/Secretary


Neville Alexander Crichton                Kenneth Stephen Scarra
- ------------------------------------      -----------------------------------
Full Name of Signatory                    Full Name of Signatory


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